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Pricing Supplement dated October 23, 1998                         Rule 424(b)(2)
(To Prospectus dated December 17, 1997 and                    File No. 333-31815
Prospectus Supplement dated April 22, 1998)




                       AMERICAN RESIDENTIAL SERVICES, INC.

                 Convertible Senior Subordinated Notes, Series A
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                       MAXWELL PLUMBING CONTRACTORS, INC.






Principal Amount: $500,000                 Interest Rate: 6.50% per annum
Issue Price:                               Stated Maturity: April 15, 2004
     [ X ] 100% of Principal Amount        Original Issue Date: October 23, 1998
     [   ]       % of Principal Amount     Initial Conversion Price: $12.00
Convertibility Commencement Date:
     October 24, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:

                         Year                       Redemption Price
                         ----                       ----------------
     2000.......................................         104.14%
     2001.......................................         103.11
     2002.......................................         102.07
     2003.......................................         101.04


                                End of Supplement